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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): July 23, 2002

                             WEBLINK WIRELESS, INC.
                           (Exact Name of Registrant
                          as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

          0-28196                                            75-2575229
  (Commission File Number)                                 (IRS Employer
                                                        Identification No.)

      3333 Lee Parkway
         Suite 100
       Dallas, Texas                                           75219
   (Address of Principal                                     (Zip Code)
     Executive Offices)

                                 (214) 765-4000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


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Item 4.  Change in Registrant's Certifying Accountant.

     On August 1, 2002, WebLink Wireless, Inc. (the "Company") dismissed Arthur Andersen LLP ("Andersen") as its independent accountants and appointed KPMG LLP ("KPMG") as its new independent accountants effective immediately. The decision was approved by the Board of Directors of the Company.

     Except for the going concern qualification stated in Andersen's report on the financial statements of the Company for the fiscal years ended December 31, 2000 and 2001, Andersen's reports on the Company's financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through August 1, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through August 1, 2002, the Company did not consult with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or other matters or reportable events as set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

     As required by Item 304(a)(3) of Regulation S-K, the Company has furnished Andersen with the disclosure contained in this Item 4 and requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees or disagrees with the statements made by the Company in this Item 4. Andersen has indicated to the Company that Andersen no longer issues such letters.

Item 5.  Other Events.

     As previously reported on May 23, 2001, the Company and two of its subsidiaries, PageMart PCS, Inc. and PageMart II, Inc., filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Texas. In order to reduce operating expenses in line with the Company's Plan of Reorganization and to permit the Company to emerge from bankruptcy, the Company will, effective August 30, 2002, reduce its workforce by approximately 20%. These reductions will impact all areas and levels of the Company and will result in severance costs in the third quarter of 2002 of approximately $1.5 million.

Item 6.  Resignation of Registrant's Directors

     Effective as of July 23, 2002, Leigh J. Abramson resigned as a director. There were no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Item 7.  Exhibits.

     None.


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WEBLINK WIRELESS, INC.


Dated: August 5, 2002                 By  /S/ KELLY PRENTISS
                                         ---------------------------------------
                                          Name:  Kelly W. Prentiss
                                          Title: Vice President, Finance, Chief
                                                 Financial Officer and Treasurer